2020

CERTIFICATE OF REGISTRATION

This certifies that:

Green Hygienics Holdings, Inc.
1876 Round Potrero Rd
Potrero, CA 91963-1011
United States

is registered with the U.S. Food and Drug Administration pursuant to the Federal Food Drug and Cosmetic Act, as amended by the Bioterrorism Act of 2002 and the FDA Food Safety Modernization Act, such registration having been verified as currently effective on the date hereof by Registrar Corp:

U.S. FDA Registration No.:	**10550757756**
U.S. Registration Agent:	**Registrar Corp** 144 Research Drive, Hampton, Virginia, 23666, USA Telephone: +1-757-224-0177 • Fax: +1-757-224-0179

This certificate affirms that the above stated facility is registered with the U.S. Food and Drug Administration pursuant to the Federal Food Drug and Cosmetic Act, as amended by the Bioterrorism Act of 2002 and the FDA Food Safety Modernization Act, such registration having been verified as effective by Registrar Corp as of the date hereof, and Registrar Corp will confirm that such registration remains effective upon request and presentation of this certificate until December 31, 2020, unless such registration has been terminated after issuance of this certificate. Registrar Corp makes no other representations or warranties, nor does this certificate make any representations or warranties to any person or entity other than the named certificate holder, for whose sole benefit it is issued. Registrar Corp assumes no liability to any person or entity in connection with the foregoing. The U.S. Food and Drug Administration does not issue a certificate of registration, nor does the U.S. Food and Drug Administration recognize a certificate of registration. Registrar Corp is not affiliated with the U.S. Food and Drug Administration.

Registrar Corp
144 Research Drive, Hampton, Virginia, 23666, USA
Telephone: +1-757-224-0177 • Fax: +1-757-224-0179
info@registrarcorp.com • www.registrarcorp.com

David Lennarz
Executive Director
Registrar Corp
Dated: August 26, 2020